UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2008

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously announced, on July 1, 2008, UnitedHealth Group Incorporated (the "Company") and certain of its current and former officers and directors, and the lead plaintiff California Public Employees’ Retirement System ("CalPERS") and plaintiff class representative Alaska Plumbing and Pipefitting Industry Pension Trust, on behalf of themselves and members of the class, entered into an agreement in principle to settle the federal securities class action lawsuit arising from the consolidated amended complaint filed on December 8, 2006 in the U.S. District Court in Minnesota against the Company and certain of its current and former officers and directors relating to its historical stock option practices (the "Litigation"). Pursuant to the terms of that agreement in principle, on November 24, 2008, lead counsel for the plaintiffs filed with the U.S. District Court for the District of Minnesota a stipulation of settlement (the "Stipulation"), providing for the proposed settlement of the Litigation, entered into between CalPERS, on behalf of itself and members of the class, and the Company and the current and former officers and directors named as defendants in the Litigation.

The proposed settlement will fully resolve all claims against the Company and all current and former officers and directors of the Company named in the Litigation. No parties admit any wrongdoing as part of the proposed settlement. As previously disclosed, the Company agreed to pay, and has paid, $895 million into a settlement fund for the benefit of class members.

In addition to the payment to the settlement fund, the Company has also agreed to supplement the substantial changes it has already implemented in its corporate governance policies with additional changes and enhancements.

The plaintiffs and defendants have agreed to releases covering all asserted and unasserted, known and unknown, claims relating to the Litigation.

The proposed settlement remains subject to preliminary and final court approval. Further, the Company has the right to terminate the settlement if class members representing more than a specified amount of alleged securities losses elect to exclude themselves from the settlement. If the Stipulation is cancelled or terminated, or does not become effective for any reason, contributions to the settlement fund will be returned to the parties who made them (less any notice and administrative expenses or taxes incurred pursuant to the Stipulation).

Forward-Looking Statements

This report may contain statements, estimates, projections, guidance or outlook that constitute "forward-looking" statements as defined under U.S. federal securities laws. Generally the words "believe," "expect," "intend," "estimate," "anticipate," "plan," "project," "will," "should" and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and uncertainties and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors, including obtaining court approval of the proposed settlement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

November 25, 2008	By:	Christopher J. Walsh

Name: Christopher J. Walsh
Title: Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary